                                                                    Exhibit J(1)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus of John Hancock Variable Series Trust I ("the Trust"), and "Independent Auditors" in the Statement of Additional Information of the Trust and to the incorporation by reference in Post-Effective Amendment Number 34 to the Registration Statement (Form N-1A, No. 33-02081) of our report dated February 8, 2002 on the financial statements and financial highlights of John Hancock V.A. Financial Industries Fund included in the annual report dated December 31, 2001.

                                                              ERNST & YOUNG LLP

Boston, Massachusetts
January 30, 2003